Exhibit 10.14.3
AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT
Alexander J. Pepe
THIS AMENDMENT NO. 3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of January 13, 2017 (the “Effective Date”), between Ixia, a California corporation (“Employer”), and Alexander J. Pepe (“Employee”). Capitalized terms used herein, unless otherwise defined herein, shall have the same meanings as such terms have in the Employment Agreement (as defined in Recital A below).
RECITALS
A.    Employer, as the assignee of Anue Systems, Inc., a Delaware corporation (“Anue”), and Employee are parties to that certain Employment Agreement made and entered into as of May 4, 2012 (the “Original Agreement”), as amended by Amendment No. 1 thereto dated as of August 14, 2013 and Amendment No. 2 thereto dated as of October 24, 2013 (the “Second Amendment”). The Original Agreement, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Employment Agreement.”
B.    Pursuant to the Employment Agreement, Employee serves as the Chief Operating Officer of Employer.
C.    Employer and Employee wish to amend the Employment Agreement on the terms and conditions set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing recitals of and of the covenants and agreements set forth below, the parties hereto hereby agree as follows:
AGREEMENT
1.Amendment to Section 6 of the Second Amendment. Effective as of the Effective Date, Section 6 of the Second Amendment shall be deleted in its entirely and replaced with the following:

“6.
Officer Severance Plan. The parties agree that Employee previously has been, and from and after the Effective Date shall continue to be, designated as an “Eligible Officer” for purposes of Employer’s Officer Severance Plan (As Amended and Restated Effective February 12, 2016) (the “2016 Plan”) or any successor thereto. Employer acknowledges that vesting of the stock options and RSUs described in the Second Amendment may be accelerated under the terms of the 2016 Plan."

2.    No Other Amendments. The Employment Agreement, except as expressly amended by this Amendment, shall continue unmodified and in full force and effect.
3.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument.

4.    Governing Law. This Amendment will be governed by the laws of the State of Texas, without regard for conflict of law provisions.  Any litigation arising out of or relating to this Amendment shall be filed and pursued exclusively in the state or federal courts in Travis County, Texas, and the parties hereto consent to the jurisdiction of and venue in such courts.
5.    Amendment. This Amendment may be amended only by a written instrument executed by both of the parties hereto.
6.    Independent Advice. Employee has been encouraged to consult with counsel of Employee’s choice concerning this Amendment. Employee hereby acknowledges and represents that Employee has consulted with, or has voluntarily declined to consult with, independent counsel regarding Employee’s rights and obligations under this Amendment, and that Employee fully understands and is voluntarily agreeing to the terms and conditions contained herein.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

IXIA By: /s/ Bethany Mayer Bethany Mayer President and Chief Executive Officer	EMPLOYEE /s/ Alexander J. Pepe Alexander J. Pepe
Date Signed: 1/16/17	Date Signed: 1/16/17

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